Exhibit 99.1
RELEASE: IMMEDIATE
GETTY REALTY CORP. ANNOUNCES

FINANCIAL RESULTS FOR

QUARTER ENDED JUNE 30, 2012

-	Adjusted Funds From Operations of $6.3 Million, or $0.19 Per Share –
-	Funds From Operations of $7.2 Million, or $0.21 per Share, After Charges –
-	Net Earnings of $3.6 Million, or $0.11 Per Share, After Charges –

JERICHO, NY, August 1, 2012 --- Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) today reported its financial results for the second quarter ended June 30, 2012. All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise.

Financial Results:

Reported results for the quarter ended June 30, 2012 continued to be materially affected by events related to Getty Petroleum Marketing Inc.’s (“Marketing”) filing for Chapter 11 protection under the Federal Bankruptcy Code (the “Marketing Bankruptcy”) including a reduction in the net contribution from the properties that were subject to the Master Lease with Marketing and the net expenses for April 2012 related to Marketing as more fully described in the Company’s Quarterly Report on Form 10-Q filed today.

Net Earnings:

The Company reported net earnings for the quarter ended June 30, 2012 of $3.6 million, or $0.11 per share, as compared to earnings of $15.2 million, or $0.45 per share, for the quarter ended June 30, 2011.

Adjusted Funds From Operations (AFFO) and Funds From Operations (FFO):

AFFO was $6.3 million, or $0.19 per share, as compared to $17.9 million, or $0.54 per share, for the quarter ended June 30, 2011. FFO was $7.2 million, or $0.21 per share for the quarter, as compared to $18.7 million, or $0.56 per share, for the quarter ended June 30, 2011.

David B. Driscoll, President and Chief Executive Officer of the Company commented: “Our second quarter results reflect the ongoing transformation of our business as we move away from the master lease with Marketing which was rejected on April 30 towards new leases with multiple tenants. The timing of the lease rejection means this quarter still contains one month of results from the Marketing lease which contributed no net revenue (after taking into account reserves). As a consequence our overall results reflect a two-thirds revenue but three months of expenses so this is truly a transitional quarter for us.”

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. In accordance with the National Association of Real Estate Investment Trusts’ modified guidance for reporting FFO, Getty has restated reporting of FFO for all periods presented to exclude non-cash impairment charges. Details about this change, related definitions and reconciliations to net earnings can be found in the financial tables at the end of this release.

Operating Income:

Revenues from rental properties included in continuing operations for the three months ended June 30, 2012 was $26.8 million as compared to $26.9 million for the three months ended June 30, 2011. However, for the quarter the Company provided $6.5 million in bad debt reserves in general and administrative expenses, substantially all of which is related to Marketing and the Master Lease, and an additional $0.9 million of non-cash Revenue Recognition Adjustments. The decrease in revenue from continuing operations reflects the fact that the Company is currently generating, and expects to continue to generate less net revenue from the leasing of properties that were previously subject to the Master Lease.

Rental property expenses included in continuing operations, which are primarily comprised of rent expense and real estate taxes, were $8.0 million for the quarter ended June 30, 2012, as compared to $3.7 million for the prior year period. Certain of these increased expenses are reimbursable by the Company’s tenants and are related to properties and leasehold interests acquired in 2011. The remaining increase results primarily from real estate taxes historically paid by Marketing directly, which taxes the Company began paying in the first quarter of 2012. Any reimbursement of such expenses from the Company’s tenants is included in revenues from rental properties in the Company’s consolidated statement of operations.

Depreciation and amortization expense included in continuing operations was $3.5 million for the three months ended June 30, 2012, as compared to $2.2 million for the three months ended June 30, 2011. The increase was primarily due to depreciation charges related to capitalized asset retirement costs associated with environmental obligations assumed from Marketing after the rejection of the Master Lease and properties acquired in 2011, partially offset by the effect of certain assets becoming fully depreciated, lease terminations and dispositions of real estate.

General and administrative expenses, including bad debt reserves and expenses related to Marketing, were $10.5 million for the three months ended June 30, 2012, as compared to $2.7 million for the three months ended June 30, 2011. The increase in general and administrative expenses was principally due to $6.2 million in additional reserves for bad debts attributable to nonpayment of rent and real estate taxes due from Marketing that is not expected to be collected, $0.7 million of legal fees and litigation costs incurred related to Marketing’s defaults of its obligations under the Master Lease and bankruptcy filing and higher employee related expenses recorded in the three months ended June 30, 2012.

Non-cash impairment charges of $2.5 million are included in continuing operations for the quarter ended June 30, 2012 as compared to $1.3 million recorded for the three months ended June 30, 2011. The non-cash impairment charges recorded during the quarter ended June 30, 2012 were primarily attributable to the accumulation of costs as a result of increase in estimated environmental liabilities which increased the carrying value of certain properties above their fair value and reductions in the Company’s estimates of proceeds obtainable for properties marketed for sale. The non-cash impairment charges recorded for the three months ended June 30, 2011 resulted from reductions in real estate valuations and the reductions in the assumed holding period used to test for impairment.

Recent Developments Regarding Marketing:

As previously disclosed, the Master Lease with Marketing was rejected effective April 30, 2012, pursuant to an order of the Bankruptcy Court. The Company previously leased approximately 775 properties to Marketing under the Master Lease. The Company continues to reposition the portfolio of properties.

As a result of that process, the Company has:

●
Entered into triple-net leases for 282 properties with affiliates of Lehigh Gas, Chestnut Petroleum Distributors, Ramoco Fuels and Sam's Food Stores, as well as adding properties to an existing lease with MWS Enterprises (Arrowmart). The properties are located in New England, Southern New Jersey, Southeastern and Central Pennsylvania and upstate New York (Buffalo). The leases generally have 15 year initial terms with provisions for renewal terms and rent escalations during each term. In addition, the majority of the leases contain provisions requiring the Company’s tenants to invest capital in the properties and provisions for additional rent based on incremental fuel volume.

●
Entered into month-to-month license agreements covering approximately 330 properties formerly subject to the Master Lease. These month-to-month license agreements allow the licensees thereunder to occupy and use the properties as gas stations, convenience stores or automotive repair service facilities, and require the licensee-operators to sell fuel provided exclusively by petroleum distributors designated by the Company. The Company has entered into an interim fuel supply and services agreement with Global Partners, LP to provide gasoline supply and certain oversight services with respect to approximately 285 of these month-to-month licensee-operators, representing an increase of approximately 30 properties added to the agreement during the quarter. Additional fuel supply agreements are also in place with other fuel distributors to supply the remaining approximately 45 locations under terms similar to the agreement with Global Partners.

●	Entered into additional month-to-month license agreements with respect to approximately 70 properties that have had their underground storage tanks removed and are currently marketed for sale.

●	Sold 18 properties year to date generating approximately $5.7 million of proceeds.

●
Commenced eviction proceedings on approximately 40 properties where tenants have not entered into new agreements and therefore occupy these properties without right. The Company is incurring costs in connection with such proceedings.

Conference Call Information:

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for tomorrow, August 2, 2012 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial (719) 457-2552 ten minutes before the scheduled start time and reference pass code 3574898. If you cannot participate in the live event, a replay will be available on August 2, 2012 beginning at 12:00 noon Eastern Time through 12:00 noon Eastern Time, August 5, 2012. To access the replay, please dial (719) 457-0820 and reference pass code 3574898.

About Getty:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,130 properties nationwide.

Risk Factors:

For more information on the risks associated with the Company, including risks associated with Marketing’s rejection of the Master Lease and the Company’s repositioning of properties that were subject to the Master Lease, see the disclosure under the caption “Risk Factors” in the Company’s Quarterly Report for the period ended June 30, 2012, and as updated by the Company’s subsequent periodic reports filed under the Securities Exchange Act of 1934, as amended, and the Company’s other filings made with the Securities and Exchange Commission.

Forward Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. STATEMENTS IN THIS ANNOUNCEMENT THAT ARE FORWARD-LOOKING INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS (A) MADE BY DAVID B. DRISCOLL, THE COMPANY’S PRESIDENT & CEO, (B) RELATED TO THE REVENUE THE COMPANY EXPECTS TO RECEIVE FROM THE PROPERTIES THAT WERE PREVIOUSLY SUBJECT TO THE MASTER LEASE, (C) ABOUT THE COMPANY’S EXPECTATIONS AND ASSUMPTIONS, AND (D) REGARDING THE NEW LONG-TERM TRIPLE-NET LEASES.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2012	2011
Assets:

Real Estate:
Land	$344,309	$345,473
Buildings and improvements	251,942	270,381
	596,251	615,854
Less – accumulated depreciation and amortization	(129,838)	(137,117)
Real estate, net	466,413	478,737

Net investment in direct financing leases	92,290	92,632
Deferred rent receivable (net of allowance of $25,630 as of December 31, 2011)	9,459	8,080
Cash and cash equivalents	18,492	7,698
Notes, mortgages and accounts receivable (net of allowance of $26,219
at June 30, 2012 and $9,480 as of December 31, 2011)	34,303	36,083
Other assets	26,969	11,859
Total assets	$647,926	$635,089

Liabilities and Shareholders' Equity:

Borrowings under credit line	$151,700	$147,700
Term loan	22,420	22,810
Environmental remediation costs	52,263	57,700
Dividends payable	4,202	—
Accounts payable and accrued expenses	38,891	34,710
Total liabilities	269,476	262,920
Commitments and contingencies	—	—
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 33,394,835 at June 30, 2012
and 33,394,395 at December 31, 2011	334	334
Paid-in capital	461,059	460,687
Dividends paid in excess of earnings	(82,943)	(88,852)
Total shareholders' equity	378,450	372,169
Total liabilities and shareholders' equity	$647,926	$635,089

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Revenues from rental properties	$26,775	$26,893	$57,832	$51,685
Interest on notes and mortgage receivable	700	741	1,381	1,146
Total revenues	27,475	27,634	59,213	52,831

Operating expenses:
Rental property expenses	7,999	3,721	14,600	7,209
Impairment charges	2,511	1,263	2,871	2,257
Environmental expenses, net	(564)	1,325	9	2,452
General and administrative expenses	10,547	2,736	23,680	7,621
Depreciation and amortization expense	3,487	2,158	7,474	4,476
Total operating expenses	23,980	11,203	48,634	24,015
Operating income	3,495	16,431	10,579	28,816

Other income (expense), net	(1)	(49)	332	(43)
Interest expense	(2,692)	(1,346)	(4,175)	(2,665)
Earnings from continuing operations	802	15,036	6,736	26,108

Discontinued operations:
Earnings (loss) from operating activities	116	(65)	172	181
Gains from dispositions of real estate	2,708	231	3,203	299
Earnings from discontinued operations	2,824	166	3,375	480
Net earnings	$3,626	$15,202	$10,111	$26,588

Basic and diluted earnings per common share:
Earnings from continuing operations	$.02	$.45	$.20	$.79
Earnings from discontinued operations	$.08	$—	$.10	$.01
Net earnings	$.11	$.45	$.30	$.80

Weighted-average shares outstanding:
Basic	33,395	33,394	33,395	32,948
Stock options	—	1	—	2
Diluted	33,395	33,395	33,395	32,950

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net earnings	$3,626	$15,202	$10,111	$26,588

Depreciation and amortization of real estate assets	3,487	2,205	7,474	4,530
Gains from dispositions of real estate	(2,708)	(251)	(3,241)	(319)
Impairment charges	2,783	1,513	3,146	2,507
Funds from operations	7,188	18,669	17,490	33,306
Revenue recognition adjustments	(901)	(774)	(1,535)	(1,004)
Acquisition costs	—	48	—	2,034
Adjusted funds from operations	$6,287	$17,943	$15,955	$34,336

Diluted per share amounts:
Earnings per share	$.11	$.45	$.30	$0.80
Funds from operations per share	$.21	$.56	$.52	$1.01
Adjusted funds from operations per share	$.19	$.54	$.48	$1.04

Diluted weighted average shares outstanding	33,395	33,395	33,395	32,950

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. In accordance with the National Association of Real Estate Investment Trusts’ modified guidance for reporting FFO, Getty has restated reporting of FFO for all periods presented to exclude non-cash impairment charges. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable. Beginning in 2011, Getty revised its definition of AFFO to exclude direct expensed costs related to property acquisitions and other unusual or infrequently occurring items.

FFO excludes various items such as gains or losses from property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases and income recognized from direct financing leases on Getty’s recognition of revenues from rental properties, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual or infrequently recurring items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual or infrequently occurring items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, property acquisition costs and other unusual or infrequently occurring items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) Getty’s operating expenses (exclusive of direct expensed operating property acquisition costs); and (v) other unusual or infrequently occurring items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact                  Thomas J. Stirnweis
(516) 478-5403